EX-99.e.1.b

Amended and Restated Schedule A

dated February 21, 2019

to the Underwriting Agreement dated June 10, 2008

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Focused U.S. Equity Fund (formerly, Aberdeen Equity Long-Short Fund)
Aberdeen Diversified Income Fund
Aberdeen Dynamic Allocation Fund
Aberdeen Diversified Alternatives Fund
Aberdeen U.S. Small Cap Equity Fund (formerly Aberdeen US Small Cap Fund)
Aberdeen Intermediate Municipal Income Fund* (formerly, Aberdeen Tax-Free Income Fund)
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)
Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)
Aberdeen Asia Bond Fund**
Aberdeen International Equity Fund
Aberdeen Emerging Markets Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)
Aberdeen Emerging Markets Debt Fund
Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund*

(formerly, Aberdeen High Yield Managed Duration Municipal Fund)

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Income Builder Fund

Aberdeen Ultra Short Municipal Income Fund

* Name change effective February 28, 2019.

** Removed effective upon the liquidation of the Fund, anticipated to occur on or about February 21, 2019.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to the Underwriting Agreement to be executed in its name and on its behalf by its duly authorized representative as of February 21, 2019.

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

ABERDEEN FUND DISTRIBUTORS, LLC

By:	/s/ Raoul Clark
Name: Raoul Clark
Title: Authorized Signer

[Signature Page to Amended and Restated Schedule A to Underwriting Agreement between
Aberdeen Funds and Aberdeen Fund Distributors, LLC]